Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the proxy statement/prospectus constituting part of the Registration Statement on Amendment No.1 to Form S-4 (File No. 333-194806) of our report dated February 28, 2014, related to the consolidated financial statements of RCS Capital Corporation and Subsidiaries which appears on page F-29 in such proxy statement/prospectus. We also consent to the reference to our Firm under the caption “Experts” in such proxy statement/prospectus.

/s/ WeiserMazars LLP
New York, New York

May 13, 2014